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                                                                     EXHIBIT 99


                           DAIN RAUSCHER CORPORATION


             CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are filing this cautionary statement in connection with such safe harbor legislation. This filing, our Annual Report to Shareholders, any Form 10-K, Form 10-Q or Form 8-K of our or any other written or oral statements made by or on behalf of us may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         We wish to caution investors that any forward-looking statements made by us are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to; the "Risk Factors" listed below. Though we have attempted to list comprehensively these important factors, we wish to caution investors that other factors may in the future prove to be important in affecting our operating results. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

         Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VOLATILE NATURE OF THE SECURITIES BUSINESS

         Our principal business activities, securities broker-dealer and investment banking operations, as well as our investment advisory, clearing and other services, are highly competitive and subject to various risks, including volatile or illiquid trading markets, fluctuations in the volume of market activity, counterparty or customer failure to meet commitments and losses and expenses resulting from litigation and regulatory proceedings. The securities business is directly affected by a variety of factors beyond our control. Such factors include market conditions and psychology, the availability and cost of short-term or long-term funding and capital, our credit capacity or perceived creditworthiness and the securities industry in the marketplace, the level and volatility of interest rates, inflation and deflation economic and political conditions, broad trends in business and finance, and legislation and regulation affecting the national and international business and financial communities and the securities markets. These and other factors can result in significant fluctuations in our revenues and operating results from quarter to quarter and from year to year.

         Since approximately 1990, the securities markets have enjoyed a sustained bull market that is virtually unprecedented. This, in turn, has fueled tremendous growth in revenues and income for securities firms generally, including our Company. Particularly in comparison to these favorable conditions, volatile or illiquid trading markets could expose us to the risk of trading losses and losses resulting from the ownership or underwriting of securities. Reductions in the volume of market activity or in securities prices generally can result in reduced commission and principal transaction revenues and reduced investment banking and asset management fees as fewer transactions are effected and the value of the securities being sold and assets under management declines. In periods of low transaction volume, results of operations can be further adversely affected because certain expenses remain relatively fixed. Sudden sharp declines in market values of securities can result in illiquid markets, which, in turn, may result in us having difficulty selling securities, hedging our securities positions and investing funds under its management and can increase the frequency and size of credit extensions and counterparty and customer failures to meet commitments. Such unfavorable market conditions may further reduce demand for our investment banking and other services.

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COMPETITION

         All aspects of our business are highly competitive. We compete directly and indirectly for customers with national and regional full-service broker-dealers, discount broker-dealers, investment banking firms, investment advisors, commercial banks, insurance companies, mutual fund companies, money managers, financial planners and others.

         We also compete with others in the financial services industry with respect to the recruiting and retention of revenue producing employees. The financial services industry has become more concentrated recently as numerous securities firms have either ceased operations, eliminated certain business lines or have merged with or been acquired by other firms. International financial services firms have also moved aggressively into the U.S. securities, banking and other financial sectors. Industry consolidation has increased competition from firms having significantly greater equity capital, financial and other resources than us. We expect competition from domestic and international commercial banks to continue to increase in light of recent loosening of Federal Reserve Board rules limiting the underwriting and other activities of securities subsidiaries of bank holding companies. Acquisitions of securities firms by banks have brought entirely new sources of capital into the securities industry, resulting in more competition for our businesses. Legislative proposals currently under consideration would eliminate the remaining limit on securities activities of banks and would permit commercial banks and their affiliates to offer additional services which have traditionally been provided only by securities and money management firms.

DEPENDENCE ON PERSONNEL

         Most aspects of our business are highly dependent on the services of skilled professional employees. We devote considerable resources to recruiting, training, retaining and compensating such individuals. The level of competition for experienced revenue-producing personnel is extremely intense and levels of compensation for skilled employees has risen accordingly. The loss of key personnel or the inability to recruit and retain key personnel in the future could materially and adversely affect our operating results. In addition, a key component of our growth strategy is to increase penetration of existing markets, enter into new markets and expand the kinds of products or services it provides. Our ability to succeed in pursuit of such strategy is highly dependent on its ability to recruit and retain experienced revenue-producing and other personnel.

IMPLEMENTATION OF OUR STRATEGIES

         Our business strategy is to gain a competitive edge in the marketplace by coupling the regional and industry expertise, knowledge, brand names, capital and customer relationships of its former broker-dealer subsidiaries into a single, more powerful brand name that will enable it to simplify its management structure gain economies of scale and critical mass and become more responsive to competitive changes. In order to remain competitive, We must grow its revenues through further penetration of existing markets, entry into new markets and expansion of the products and services it provides, including possible expansion into related lines or business. There can be no assurance that we will be able to identify and capitalize on service, product or market opportunities that will further our strategy and enhance its business, results of operations or financial condition. While we have grown successfully through strategic acquisitions in the past, there can be no assurance that we in the future will be able to successfully identify, compete for or acquire on favorable terms or integrate the business and operations of any acquired business or entity with our existing operations.

DEPENDENCE ON SYSTEMS

        Our business is highly dependent on communications, trading, information and data processing systems. As with other areas, our technology demands have grown considerably in recent years and are anticipated to continue to grow dramatically in the years ahead. Investor interest and competitive forces in areas such as electronic order entry and access to customer statements (including through the Internet) could strain our technology resources or force it to incur substantial expenses in expanding these resources. New regulations imposing additional audit trail and other data capture and retention requirements will cause us to incur further significant expenses. We have outsourced certain communications, quotations and trading systems services and currently maintain our own back-office processing system. Although we and our vendors have in place tested disaster recovery systems, any failure or interruption of our or a vendor's systems could cause delays in the our securities trading and processing activities and an inability to execute client transactions, which could have a material adverse effect on our operating results. There can be no assurance that we or our vendors will not suffer any such systems failure or interruption or that we or our vendor's backup procedures and disaster recovery capabilities will be adequate. As technology develops and industry practices and regulations change, we must update or replace various of its key systems,


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including, in particular, its back-office data processing system, in order to remain competitive. We have, in fact, committed to upgrade our current back-office processing system via an internal development process between 1998 and 2002 at an expected cost of approximately $17 million. There can be no assurance that we, during the process of upgrading our current back-office processing system, will not encounter technological difficulties, cost overruns, problems obtaining the necessary quantity and quality of development personnel, or difficulties in purchasing necessary components of such a system from outside vendors. Further, there can be no assurance that the back-office processing system, upon completion, will be state-of-the-art and that the system upgrade or implementation process will not result in interruption of our business or delivery of our products and services to customers.

         It has become widely known that certain technological problems may arise in connection with reaching the Year 2000. Beginning with our consolidation of the back-office brokerage operations of Dain Bosworth and Rauscher Pierce Refsnes in 1993, we have upgraded and/or replaced the bulk of its mission-critical data processing systems. Such upgrade and replacement projects were performed primarily for competitive reasons, though they included the added benefit of making such systems Year 2000 compliant. Upgrades or replacements necessary to achieve Year 2000 compliance for our remaining mission-critical systems are expected to be completed in 1998 and the costs related to such upgrades or replacements are not expected to have a material effect on our consolidated financial statements. During 1999, we, along with the rest of the securities industry, expect to test systems interdependencies with outside parties. While there can be no assurance, we believe that our internal systems will not experience significant disruption in connection with the Year 2000. There can be no assurance that another entity's failure to ensure Year 2000 readiness would not have an adverse effect on us. In particular, if our internal systems or if our vendors and other information providers or the securities exchanges, clearing agencies and other securities firms or financial institutions with which we transact business experience any significant disruption in connection with the Year 2000, such disruption may have a material adverse effect on our operating results.

DEPENDENCE ON SOURCES OF FINANCING

         We, like others in the securities industry, relies on external sources to finance a significant portion of its day-to-day operations, principally customer margin account balances, securities inventory and underwriting positions and certain other transactions. The principal sources of our cash and liquidity are retained earnings, cash balances held on behalf of customers pending investment, collateralized repurchase agreements, collateralized bank loans and securities lending activities. We also have a $50 million unsecured committed revolving credit facility available. We maintain uncommitted credit lines with a number of banks aggregating approximately $540 million. Finally, because a substantial portion of the our capital resources could be used for acquisitions, we may require additional debt or equity financing for operations, which financing may not be available on terms favorable to us, if at all. Availability of financing to us can vary depending on market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the financial services industry. See "Liquidity and Capital Resources."

USE OF DERIVATIVE FINANCIAL INSTRUMENTS

         We enter into certain financial futures contracts and option contracts in the ordinary course of our business to hedge or modify exposures to interest rate fluctuations related to interest-rate-sensitive securities in its trading inventories. While the use of these derivatives is intended to allow us to better manage certain risks, it is possible that, over time, mis-matches may arise with respect to the derivatives and the cash market instruments they are intended to hedge. Discrepancies can also arise between the derivative and cash markets. Derivatives also have risks that are similar in type to the risks of the cash market instruments on which their values are based. For example, in times of market stress, sharp price movements or reductions in liquidity in the cash markets may be related to comparable or even greater price movements and reductions in liquidity in the derivative markets. Further, the risks associated with derivatives are potentially greater than those associated with the related cash market instruments because of the additional complexity and potential for leverage. In addition, derivatives may create credit risk (the risk that a counterparty on a derivative transaction will not fulfill its contractual obligations), as well as legal, operational and other risks beyond those associated with the underlying cash market instruments on which their values are based.

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FEDERAL AND STATE REGULATION; NET CAPITAL REQUIREMENTS

         Our business is, and the securities and commodities industries are, subject to extensive regulation in the United States, at both the federal and state level, as well as by industry self-regulatory organizations. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets and not with protecting the interests of our stockholders and creditors. In addition, self-regulatory organizations and other regulatory bodies in the United States, such as the Commission, the New York Stock Exchange, Inc. (the "NYSE"), the National Association of Securities Dealers, Inc. and the Municipal Securities Rulemaking Board, require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations, many of which are quite complex and subject to interpretation, could result in a variety of adverse consequences including censure, fines, suspension, revocation or reduction of the right to do business of key persons associated with us or the Company itself, and private rights of action for damages, which could have a material adverse effect upon our consolidated financial condition or results of operations.

         The laws and regulations, as well as governmental policies and accounting principles, governing the financial services and banking industries have changed significantly over recent years and are expected to continue to do so. During the last several years Congress has considered numerous proposals that would significantly alter the structure and regulation of such industries. Such changes, if adopted, could materially and adversely affect our business and operations. Our businesses may also be materially affected by regulations of general application, such as existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate and other monetary policies of the Federal Reserve Board).

         The Commission, the NYSE, and various other exchanges and regulatory bodies in the United States have rules with respect to net capital requirements which affect us. These rules have the effect of requiring that at least a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. Compliance with the net capital requirements by DRI could limit operations that require extensive use of capital, such as underwriting or trading activities and constrain the ability of us to grow its business, either through internal expansion or by acquisitions. A significant operating loss or any unusually large charge against net capital could have a material adverse effect on our ability business. The net capital rules could also restrict the our ability to withdraw capital from DRI, even in circumstances in which it has more than the minimum amount of required capital. Such restrictions, in turn, could limit the our ability to pay dividends, implement strategies, pay interest on and repay the principal of our debt and redeem or repurchase shares of outstanding capital stock.

LITIGATION

         Many aspects of the securities brokerage and investment banking businesses involve substantial risks of liability. In recent years, there has been an increasing incidence of litigation and regulatory enforcement proceedings involving the securities industry. Such actions include class action suits that generally seek substantial damages, other suits seeking punitive and/or treble damages and administrative and court proceedings brought by regulatory agencies seeking fines, injunctions, suspensions and bars from future participation in the business against securities firms and, in some cases, their employees and officers. Underwriters are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to underwritten offerings of securities. Like other securities brokerage firms, we, and certain personnel, have been named or threatened to be named as defendants in legal and regulatory proceedings which cause us to expend substantial financial and managerial resources in legal defense. The outcome of any legal or regulatory proceeding is uncertain. The settlement of any such proceeding under adverse circumstances or an adverse judgment in connection with any such proceeding may have a material adverse effect on our consolidated financial condition or operating results.

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